Exhibit 10.6

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2024 by and between Mr. Alexander Otto (the “Distributee”) and Curbline Properties Corp. (the “Company”).

RECITALS

A. WHEREAS, on October 30, 2023, SITE Centers Corp. (“SITC”) announced that its board of directors (the “SITC Board”) unanimously approved a plan to spin off (the “Spin-off”) a portfolio of convenience assets (the “Spin-off Assets”) into a separate publicly traded REIT;

B. WHEREAS, in furtherance of the Spin-off, SITC or other SITC subsidiaries (other than the Company and its subsidiaries) have contributed all of their interests in the Spin-off Assets to the Company or a subsidiary of the Company;

C. WHEREAS, to effect the Spin-off, SITC will distribute all of the outstanding shares of Common Stock (as defined below) owned by SITC to holders of record of the outstanding shares of SITC common shares, par value $0.10, as of the record date (as determined by the SITC Board) for such distribution (the “Distribution”);

D. WHEREAS, on May 11, 2009, the board of directors of SITC (then known as DDR Corp.) waived the application of the “related party limit” contained in SITC’s Second Amended and Restated Articles of Incorporation with respect to the Distributee, and pursuant to such waiver, the Distributee identified only Crate & Barrel as an “owned tenant” as such term is defined in the waiver agreement entered into between the Distributee and SITC;

E. WHEREAS, the number of shares of Common Stock to be distributed to Distributee pursuant to the Distribution and owned by the Distributee as of the date hereof may, and pursuant to this Agreement will be permitted to, exceed the Related Party Limit (as defined below);

F. WHEREAS, the Board of Directors of the Company (the “Board”) has agreed to waive application of the Related Party Limit on the terms and conditions set forth below; and

G. WHEREAS, the purpose of this Agreement is to set forth the parties’ agreements and respective obligations regarding the waiver of the Related Party Limit.

Unless otherwise provided, all capitalized terms shall have the meaning ascribed to them in Section l.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Articles” means the Articles of Amendment and Restatement of the Company, attached hereto as Exhibit A.

(b) “Business Days” means any day on which national banks are open for business in the City of New York.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended.

(d) “Common Stock” has the meaning set forth in the Articles.

(e) “Constructive Ownership” has the meaning set forth in Section 7.1 of the Articles.

(f) “Exempt Holder” has the meaning set forth in Section 7.1 of the Articles

(g) “Exempt Holder Reduction Event” has the meaning set forth in Section 7.1 of the Articles.

(h) “Person” has the meaning set forth in Section 7.1 of the Articles.

(i) “Owned Tenant” means a tenant that is an “Owned Tenant” pursuant to Sections 2(b) or 2(c) of this Agreement.

(j) “Related Party Limit” has the meaning set forth in Section 7.1 of the Articles.

2. Distributee Representations and Agreements.

(a) As of the date hereof, the Distributee represents that none of (i) the Distributee, (ii) any Person who is listed in the definition of Exempt Holder in the Articles (each a “Member”), or (iii) any Person who Constructively Owns Common Stock in excess of the Related Party Limit as a result of Constructively Owning Common Stock Constructively Owned by the Distributee or a Member (Persons described in clauses (i), (ii), and (iii) being collectively referred to herein as the “Owners”), Constructively Owns 10% or more of any interest described in Section 856(d)(2)(B) of the Code (any such interest described in Section 856(d)(2)(B) being referred to herein as a “Relevant Equity Interest”) of any Person that is (A) a tenant of the Company, a tenant of any real estate investment trust in which the Company directly or indirectly owns a Relevant Equity Interest of at least 10% (a “Sub REIT”), or a tenant of any entity the income of which is included in the determination of the Company’s or any Sub REIT’s REIT taxable income (the Company and each of the other entities described in this Section 2(a)(A), a “Relevant Property Owner”) and (B) listed on Schedule 1 hereto (the “Original Tenant Schedule”). Each tenant listed in the Original Tenant Schedule or any updates of the Original Tenant Schedule (collectively and individually, such updated schedules and the Original Tenant Schedules are referred to herein as a “Tenant Schedule”) shall be referred to herein as a (“Disclosed Tenant”).

(b) At the end of each calendar quarter of the Company, the Company shall provide the Distributee an updated Tenant Schedule. The Distributee, within twenty Business Days of receipt of an updated Tenant Schedule, shall inform the Company of any tenant on such updated Tenant Schedule in which any Owner Constructively Owns a Relevant Equity Interest of at least

10%. If the Distributee informs the Company of any such tenant, such tenant shall be considered an Owned Tenant if such tenant appeared on such updated Tenant Schedule for the first time (i.e., the tenant was not listed on the Original Tenant Schedule, a previous updated Tenant Schedule or on a notice of new tenants under the procedure set forth in Section 2(c)).

(c) The Company may notify the Distributee from time to time of material (individually or in the aggregate) prospective leases with tenants not previously identified as Disclosed Tenants (including tenants of properties the Company is considering acquiring, directly or indirectly). The Distributee, within five Business Days of receipt of such notice, shall inform the Company of any such tenant in which any Owner Constructively Owns a Relevant Equity Interest of at least 10% (an “Identified Tenant”). If any Relevant Property Owner executes a lease with such Identified Tenant, such tenant shall be considered an Owned Tenant. If the Distributee does not inform the Company that such tenant is an Identified Tenant within five Business Days of receiving notice and if the Relevant Property Owner executes a lease with such tenant, the Company shall notify the Distributee of such lease and such tenant will thereafter be considered a Disclosed Tenant but not an Owned Tenant. If the Relevant Property Owner enters into, or acquires a property subject to, a lease with a tenant not previously identified as a Disclosed Tenant, the Company does not notify the Distributee in accordance with this Section 2(c), and any Owner Constructively Owns a Relevant Equity Interest of at least 10% in such tenant, such tenant shall be considered an Owned Tenant.

(d) The Distributee agrees not to take any action to acquire, and to cause Owners under his control not to take any action to knowingly acquire, Constructive Ownership of 10% or more of the Relevant Equity Interest of Disclosed Tenants. The Distributee will make reasonable efforts to share the Tenant Schedules with Owners not under his control and to advise them not to acquire Constructive Ownership of Relevant Equity Interests in Disclosed Tenants and to advise the Distributee of any such acquisitions. If the Distributee determines that any Owner has acquired Constructive Ownership of 10% or more of the Relevant Equity Interests of a Disclosed Tenant, the Distributee shall inform the Company as soon as reasonably possible, but in no event more than five Business Days after such discovery.

(e) The Distributee agrees that if an Owner is a Constructive Owner of 10% or more of the Relevant Equity Interests of a Disclosed Tenant that is not an Owned Tenant, the waivers granted pursuant to Section 3 shall be terminated unless otherwise determined by the Board of Directors of the Company in its sole discretion. Any such termination shall be effective as of the date immediately prior to the date the Owner became a Constructive Owner of 10% or more of the Relevant Equity Interests of a Disclosed Tenant with all resulting consequences under the Articles.

(f) The Distributee and the Company hereby agree to use their best efforts to mutually implement updated procedures mutually agreed upon to make the procedures for ensuring satisfaction, by the Company and any real estate investment trust described in Section 2(a)(A), of Sections 856(c)(2) and 856(c)(3) of the Code more effective.

3. Company Agreements.

The Board has granted waivers from the Related Party Limit to the Owners in excess of the Related Party Limit pursuant to its authority provided in Section 7.12(b) of the Articles. A copy of the Board resolution granting such waiver is attached as Exhibit B hereto.

4. Miscellaneous.

(a) Survival. The representations, warranties, and agreements of the Company and the Distributee contained in this Agreement shall survive delivery of this Agreement and shall remain in full force and effect, regardless of any investigation made by or on behalf of them or any person controlling them.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any party hereto without prior written consent of the other party hereto. The Distributee may assign his rights and obligations under this Agreement to any Exempt Holder to whom he has transferred actual ownership of his Common Stock; provided, however that Distributee shall not be relieved of his obligations under the first two sentences of Section 2(d) under this Agreement by any such assignment.

(e) Termination. This Agreement shall terminate on the earlier of (i) the date upon which the waiver granted pursuant to Section 3 terminates pursuant to Section 2 or (ii) an Exempt Holder Reduction Event.

(f) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Cooperation. The Company agrees to cooperate fully with the Distributee and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Distributee to carry out the intent and purpose of this Agreement.

(h) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i) Notices. All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by facsimile) and shall be delivered (a) in person or by courier or overnight service, or (b) by facsimile transmission, as follows:

If to the Company:

Curbline Properties Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122-1190

Attention: Chief Executive Officer

with a copies (which shall not constitute notice) to:

Curbline Properties Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122-1190

Attention: General Counsel

Telephone: (216) 755-5500

E-mail: [***]

and

Jones Day

110 North Wacker Drive

Suite 4800

Chicago, IL 60606

Attention: James I. Kinnebrew

Telephone: [***]

E-mail: [***]

If to the Distributee:

KG CURA Vermögensverwaltung G.m.b.H. & Co.

Saseler Damm 39 a

D-22179 Hamburg

Germany

Attention: Frederic Arndts

Telephone: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

950 F Street, NW

Washington, DC 20004

Attention: Julie A. Mediamolle

Telephone: [***]

E-mail: [***]

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 4(i). Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

(j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(k) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CURBLINE PROPERTIES CORP.

By:	/s/ David R. Lukes
Name: David R. Lukes
Title: President and Chief Executive Officer

MR. ALEXANDER OTTO
/s/ Alexander Otto